Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-97415 on Form S-8 of National Beverage Corp. of our report dated June 30, 2021, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of National Beverage Corp., which appears in this Annual Report on Form 10-K of National Beverage Corp. for the year ended May 1, 2021.

/s/ RSM US LLP

Fort Lauderdale, Florida

June 30, 2021